EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Circuit City Stores, Inc.:


We consent to the use of our report dated April 3, 1996, relating to the consolidated balance sheets of Circuit City Stores, Inc. and subsidiaries as of February 29, 1996 and February 28, 1995 and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the fiscal years in the three-year period ended February 29, 1996, which report is included in the Prospectus of Circuit City Stores, Inc. filed with the Commission on February 5, 1997 pursuant to Rule 424(b) relating to the Registration Statement on Form S-3 (Registration No. 333-15995) of Circuit City Stores, Inc., which Prospectus is incorporated by reference in this Registration Statement on Form S-8 of Circuit City Stores, Inc. We also consent to the use of our report dated April 3, 1996, relating to the financial statement schedules of Circuit City Stores, Inc., which report is incorporated by reference in such Prospectus.

We also consent to the use of our report dated October 25, 1996, relating to the balance sheets of the Circuit City Group as of February 29, 1996 and February 28, 1995 and the related statements of earnings, group equity and cash flows for each of the fiscal years in the three-year period ended February 29, 1996, which report is included in Annex VI of the Proxy Statement of Circuit City Stores, Inc. filed with the Commission on December 24, 1996. Annex VI of the Proxy Statement is incorporated by reference in this Registration Statement on Form S-8 of Circuit City Stores, Inc.

We also consent to the use of our report dated October 25, 1996, relating to the balance sheets of the CarMax Group as of February 29, 1996 and February 28, 1995 and the related statements of operations, accumulated group deficit and cash flows for each of the fiscal years in the three-year period ended February 29, 1996, which report is included in Annex VII of the Proxy Statement of Circuit City Stores, Inc. filed with the Commission on December 24, 1996. Annex VII of the Proxy Statement is incorporated by reference in this Registration Statement on Form S-8 of Circuit City Stores, Inc.


                                                     KPMG PEAT MARWICK LLP



Richmond, Virginia
March 3, 1997